UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2009

CROWN OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52750

(Commission File Number)

98-0495144

(IRS Employer Identification No.)

400 – 225 West Magnolia Street, Bellingham, Washington 98225

(Address of principal executive offices and Zip Code)

(360) 392 - 2820

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Registrant was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (“Form 10-Q”) on or before the fifth calendar day following the prescribed due date of May 15, 2009. The Registrant discloses that the delay in filing the Form 10-Q was because delays encountered in coordinating the required disclosures necessary to meet our review requirements.

The Registrant has been in the process of implementing a new corporate organization structure to streamline information flow from the operational entity in Russia to the corporate entity based in Washington state. In addition, we have recently completed an external audit of our business activities in conjunction with our Form 8-K filing dated April 22, 2009. As a result of this process, we were required to divert human resources in order to meet our filing requirements necessary for the Form 8-K causing a delay in accounting for the March 31, 2009 quarter-end.

The Registrant has completed all of the required information and is working with its registered independent public accounting firm in order to finalize the Form 10-Q and submit the same for filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ John Hiner

John Hiner

President

Date: June 18, 2009

CW2664062.2